Exhibit 99.3
E-Z DATA, INC. and
SUBSIDIARY
Consolidated Financial Statements for the
Nine months Ended September 30, 2009 and 2008

Board of Directors and Stockholders
E-Z Data, Inc.
Pasadena, California
We have reviewed the accompanying consolidated balance sheet of E-Z Data, Inc. and subsidiary (the “Company”) as of the nine month periods ended September 30, 2009 and September 30, 2008 and the related consolidated statements of income, stockholders’ equity, and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of E-Z Data, Inc.
A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.
Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.
Krycler, Ervin, Taubman & Walheim
An Accountancy Corporation
December 4, 2009

EZ-DATA, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30,

	2009	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$206,046	$656,082
Accounts receivable, net of allowance for doubtful accounts of	2,210,885	2,941,748
Investments	100,000	—
Unbilled revenue	—	683,955
Other receivables	30,030	954,279
Prepaid and other current assets	394,269	286,949

TOTAL CURRENT ASSETS	2,941,230	5,523,013

PROPERTY AND EQUIPMENT NET	1,294,717	1,542,219

DEFERRED INCOME TAXES	—	66,000

OTHER ASSETS NET	52,393	52,393

TOTAL ASSETS	$4,288,340	$7,183,625

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable to bank	$—	$1,350,000
Advances from stockholders	—	2,323,450
Accounts payable and accrued expenses	941,679	2,592,630
Equipment loan	206,008	—
Advance payment on pending sale of intellectual property	3,800,000	—
Deferred revenue	922,328	799,055
Deferred income taxes	—	34,000

TOTAL CURRENT LIABILITIES	5,870,015	7,099,135

STOCKHOLDERS’ EQUITY
Common stock, no par value 1,000 shares authorized; 400 shares issued and outstanding	4,000	4,000
Additional paid in capital	521,861	—
Retained earnings	(2,107,536)	80,490

TOTAL STOCKHOLDERS’ EQUITY	(1,581,675)	84,490

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,288,340	$7,183,625

See notes to consolidated financial statements.

EZ-DATA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
NINE MONTHS ENDED SEPTEMBER 30,

	2009	2008

NET REVENUE	$14,860,837	$15,553,292

COST AND EXPENSES
Technical, selling, general and administrative	13,422,707	12,593,947
Research and development	3,808,085	3,819,972

TOTAL COST AND EXPENSES	17,230,792	16,413,919

OPERATING (LOSS)	(2,369,955)	(860,627)

OTHER INCOME (EXPENSES)
Debt forgiveness — related party	(886,800)	—
Interest expense	(117,940)	(114,912)

TOTAL OTHER EXPENSES (INCOME)	(1,004,740)	(114,912)

INCOME (LOSS) BEFORE INCOME TAXES	(3,374,695)	(975,539)

INCOME TAXES	(27,000)	(11,200)

NET LOSS	$(3,347,695)	$(964,339)

See notes to consolidated financial statements.

EZ-DATA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 2009

			Additional
			Paid-In Capital
	Common Stock		& Sub-S	Retained
	Shares	Amount	Distributions	Earnings	Total

BALANCE JANUARY 1, 2008	400	$4,000	$—	$1,044,829	$1,048,829

NET LOSS	—	—	—	(964,339)	(964,339)

BALANCE SEPTEMBER 30, 2008	400	$4,000	$—	$80,490	$84,490

BALANCE JANUARY 1, 2009	400	$4,000	$—	$1,240,159	$1,244,159

LOANS CONVERTED TO CAPITAL	—	—	2,301,783	—	2,301,783

SUB-S DISTRIBUTIONS	—	—	(1,779,922)	—	(1,779,922)

NET INCOME	—	—	—	(3,347,695)	(3,347,695)

BALANCE SEPTEMBER 30, 2009	400	$4,000	$521,861	$(2,107,536)	$(1,581,675)

See notes to consolidated financial statements.

E-Z DATA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30,

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$(3,347,695)	$(964,339)

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	539,041	507,597
Changes in operating assets and liabilities:
Accounts receivable	521,488	2,006,064
Unbilled revenues	1,267,924	(683,955)
Other receivables	858,349	(123,300)
Prepaid and other current assets	559,481	80,161
Accounts payable and accrued expenses	(1,724,106)	360,315
Deferred income taxes	(27,000)	(45,000)
Deferred revenue	843,770	434,320

NET CASH USED IN OPERATING ACTIVITIES	(508,748)	1,571,863

CASH FLOW FROM INVESTING ACTIVITIES:
Investments	(100,000)	—
Advance payment on pending sale of intellectual property	3,800,000	—
Purchase of property and equipment	(275,366)	(615,241)

NET CASH USED IN INVESTING ACTIVITIES	3,424,634	(615,241)

CASH FLOW FROM FINANCING ACTIVITIES:
Increase in notes payable to bank	300,000	750,000
Decrease in notes payable to bank	(1,650,000)	(900,000)
Increase in equipment loan	206,008	—
Decrease in advances from stockholders	—	(697,500)
Distributions	(1,779,922)	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	(2,923,914)	(847,500)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(8,028)	109,121

CASH AND CASH EQUIVALENTS — BEGINNING OF YEAR	214,074	546,962

CASH AND CASH EQUIVALENTS — END OF YEAR	$206,046	$656,083

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION — Cash paid during the year for:

Interest	$(117,940)	$(114,912)

Income taxes net of refunds	$800	$800

See notes to consolidated financial statements

E-Z DATA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
NOTE 1 — GENERAL
E-Z Data, Inc. was incorporated in the state of California on September 14, 1987. The Company is primarily engaged in the development and marketing of practice management software to the insurance industry in the United States.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation
The consolidated financial statements include the accounts of E-Z Data. Inc., E-Z Data LLC and E-Z Data, ULC (collectively, the “Company”). Significant intercompany accounts and transactions have been eliminated.
Cash Equivalents
The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents
Concentration of Credit Risk
Financial instruments that subject the Company to credit risk consist primarily of cash and cash equivalents and accounts receivable. With respect to cash and cash equivalents, the Company places such financial instruments with high credit quality financial institutions. A majority of accounts receivables are with large, established insurance companies. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses.
As of September 30, 2009, one customer had a receivable balance representing approximately 27% of total accounts receivable . The balance due from that customer amounted to approximately $575,061.
Two customers accounted for more than 35% of revenues during the year, one customer accounted for 29% and the second for 6% of total revenues. Total revenues from these customers totaled approximately $5,375,913 for the nine month period ended September 30, 2009.
Two customers accounted for more than 46% of revenues during the year, one customer accounted for 32% and the second for 14% of total revenues. Total revenues from these customers totaled approximately $7,291,507 for the nine month period ended September 30, 2008.
Unbilled Revenues
Unbilled revenues represent income earned on the percentage of completion method in excess of amounts billed on uncompleted contracts.
Developed Software
For internally developed software, the Company accounts for software development cost under Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed. Under SFAS No. 86, software development costs incurred subsequent to the establishment of technical feasibility are capitalized and amortized on a product-by-product basis. The annual amortization should be the greater amount of the amount calculated by using the ratio of the revenue generated by product or the amount calculating by amortizing the capitalized cost using the straight-line method over the estimated economic life of the product. In most instances, the period between the achievement of technological feasibility and the release of the Company’s product has been of short duration and the costs are not significant and therefore, they have generally been expensed.

E-Z DATA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Property and Equipment
Property and equipment are stated at cost. Depreciation and amortization are provided for on the straight-line and declining balance method over the estimated useful lives of the assets. Repairs and maintenance are charged to expenses as incurred.
Other Assets
Other assets consists of acquired technology, which represents amounts paid by the Company for the right to use certain completed software that is incorporated into the Company’s products, and are expensed on a per unit basis as used.
Income Taxes
The Company has elected to be treated for income tax purposes as an S Corporation. As an S Corporation, the Company’s taxable income is passed through to the stockholders. The Company is required to pay 1.5% state franchise tax.
Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company’s assets and liabilities. The primary temporary differences relate to accounts receivable and accrued liabilities, since taxable income is reported on a cash basis for the state franchise tax. A valuation allowance is recorded, if necessary, to reduce deferred income tax assets to the amount expected to be recoverable.
Revenue Recognition
The Company recognizes licensing fees with corporate customers under the percentage of completion method, when significant modifications are made to the base product before it can be used by the customer. Revenue is recognized upon delivery for those product sales where little or no modification of the software is required.
Revenues from maintenance and support contracts are recognized on the straight-line method over the term of the contract
Consulting and training service contracts are recognized when services are performed or under the percentage of completion method for fixed fee contracts.
Deferred revenues represent unearned amounts received under maintenance and support contracts and amounts billed to customers but not recognized as revenue.
Research and Development
The Company expenses research and development costs as incurred.
Use of Estimates
The preparation of financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
NOTE 3 — RELATED PARTY TRANSACTIONS AND LEASE COMMITMENTS
A Company owned by the stockholders (Premier Technology Group or PTG) provided programming services to the Company. PTG is owned 100% by the stockholders whose voting rights comprise 100%. The total expenses incurred amounted to approximately $2,529,630 and $3,068,529 for the nine month period ended September 30, 2009 and 2008 respectively. Included in accounts payable and accrued expenses is zero due to this related party as of September 30, 2009 and 2008.
Included in other non-operating expenses is the write off of $886,800 which is related to the forgiveness of advances made to that related party in prior years.

E-Z DATA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
NOTE 3 — RELATED PARTY TRANSACTIONS AND LEASE COMMITMENTS (Continued)
The Company has outstanding advances payable to the stockholders of $-0- and $2,323,450 as of September 30, 2009 and 2008 respectively. The advances are non-interest bearing and are due on demand.
During the period ended September 30, 2009, The Company converted the balance on the advance in the amount of $2,301,783 to Additional Paid-In capital.
The Company leases an office building from a partnership owned by the two shareholders. The lease requires monthly payments of $29,857 through December 2010. Rental expense on the lease was $268,713 and $268,713 for the nine month period ended September 2009 and 2008 respectively. Future minimum lease payments under all long-term operating leases are as follows:

Three month period ending 12/31/2009	$89,571
Twelve month period ending 12/31/2010	$358,284
Total rent expense on long-term operating leases amounted to approximately $503,830 and $539,054 for the nine month period ended September 30, 2009 and 2008 respectively.
NOTE 4 — PROPERTY AND EQUIPMENT
Property and equipment consists of the following at September 30, 2009:

		Useful Lives
Equipment	$3,425,834	5-7 Years
Furniture and fixtures	419,225	7 Years
Leasehold improvement	257,790	39 Years
Software licenses	3,300,478	3 Years

Total Property & Equipment	7,403,327

Less accumulated depreciation and amortization	(6,108,610)

	$1,294,717

NOTE 5 — DEBT
The Company had a $2,000,000 line of credit with City National Bank. The line was secured by all Company assets and was guaranteed by the stockholders. Outstanding borrowings bear interest at the bank’s reference rate or LIBOR plus 2%. At September 30, 2008 $1,350,000 of borrowings was outstanding, with an interest rate of 5%. The line was paid off by the due date of August 1, 2009 and was not renewed.
On August 1, 2009 the Company converted a City National Bank equipment line of credit into a three year termed loan. The loan matures August 1, 2012. The adjustable interest rate at 9/30/2009 was 3.5%. Loan balance as of September 30, 2009 was $206,008.
NOTE 6 — PROFIT SHARING PLAN
The Company contributes to a discretionary profit sharing plan that provides eligible employees with a share of Company profits. In order to be eligible, employees must complete one year of service and be at least 21 years of age. Vesting is based on years of service, with employees becoming fully vested after six years. $66,202 and $50,168 contribution was made in the nine months ended September 30, 2009 and 2008 respectively.

E-Z DATA, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
NOTE 7 — INCOME TAXES
Total Deferred income tax assets and liabilities are as follows at September 30, 2008:

Deferred income tax liabilities-current net of valuation allowance of $-0-	$59,000
Deferred income tax assets-current, net of valuation allowance of $25,000	$25,000
Deferred income tax assets-noncurrent, net of valuation allowance of $428,000	$67,000
Deferred income tax liabilities-noncurrent, net of valuation allowance of $-0-	$1,000
Total valuation allowance for deferred taxes is $453,000.
Total Deferred income tax assets and liabilities are as follows at September 30, 2009:

Deferred income tax liabilities-current net of valuation allowance of $39,000	$-0-
Deferred income tax assets-current, net of valuation allowance of $28,000	$-0-
Deferred income tax assets-noncurrent, net of valuation allowance of $472,675	$-0-
Deferred income tax liabilities-noncurrent, net of valuation allowance of $1,000	$-0-
Total valuation allowance for deferred taxes is $540,675.
The Company has state net operating loss carry forwards of approximately $1,756,000, which expire through 2014.
The Company has federal and state research and development credit carry forwards generated prior to its status as an S Corporation of approximately $153,000 and $133,000, respectively, to reduce future income taxes. The federal carry forwards expire through 2012, and the state credits may be carried forward indefinitely. These credits may not be used by the Company during its classification as an S Corporation. Additionally, the Company has state research and development credit carry forwards of approximately $197,000 as an S Corporation. The credits may be carried forward indefinitely.
The tax provision as of September 30, 2009 consists of:

Currently payable	$-0-
Deferred	(27,000)

Total	$(27,000)

NOTE 8 — SUBSEQUENT EVENTS
As of October 1, 2009 intellectual property with a -0- book value, was sold to Ebix Singapore PTE LTD for $3,800,000 which resulted in an extraordinary gain of $3,800,000. The payment was received prior to 9/30/09 and is included in Advance payment on pending sale of intellectual property.
Per an agreement effective October 1, 2009, the owners of E-Z Data, Inc., agreed to sell their stock and merge The Company into E-Z Data Acquisition Sub, LLC, a wholly owned subsidiary of Ebix, Inc. for $46,550,000.